SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 4, 2003

(Date of earliest event reported)

DELTAGEN, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-31147	94-3260659
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

700 Bay Road Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 569-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5. Other Events.

On April 4, 2003, Deltagen, Inc. (“Deltagen”) announced changes in its management. Further details regarding this announcement are contained in Deltagen’s news release dated April 4, 2003 attached as an exhibit hereto and incorporated herein by reference. An employment agreement with Mr. Joseph M. Limber is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

On April 4, 2003, Deltagen announced the execution of agreements with certain investors (the “Investors”) pursuant to which the Investors made a $5 million secured bridge loan to Deltagen and committed to purchase a minimum of $10 million of equity securities. A copy of the stock purchase agreement is attached hereto as Exhibit 4.1 and a copy of the related voting agreement is attached hereto as Exhibit 10.2 and each is incorporated herein by reference. Copies of the documents relating to the secured loan are attached hereto as Exhibits 10.1, 10.3 and 10.4 and are incorporated herein by reference. Further details regarding this announcement are contained in Deltagen’s news release dated April 4, 2003 attached as an exhibit hereto and incorporated herein by reference.

Consummation of the sale of common stock under the stock purchase agreement is subject to a number of conditions, including receipt of stockholder approval for the sale and other actions more fully described in the stock purchase agreement.

The foregoing summary of the stock purchase agreement and the secured bridge loan is qualified in its entirety by reference to the full text of the underlying agreements and documents attached hereto as indicated above.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable

(b) Not applicable

(c) See attached Exhibits Index.

EXHIBIT INDEX

Number	Exhibit

4.1	Stock Purchase Agreement*

10.1	Secured Promissory Note Purchase Agreement*

10.2	Voting Agreement

10.3	Security Agreement*

10.4	Form of Secured Promissory Note

10.5	Agreement with Joseph M. Limber

99.1	Deltagen, Inc. News Release dated April 4, 2003

99.2	Deltagen, Inc. News Release dated April 4, 2003

* Certain schedules and exhibits to this agreement have not been filed herewith, pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTAGEN, INC.

By:	/s/ RICHARD H. HAWKINS
Richard H. Hawkins Chief Financial Officer

Date: April 4, 2003